UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2016

Xenia Hotels and Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 1200

Orlando, Florida 32801

(Address of Principal Executive Offices)

(407) 317-6950

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

(a) Effective March 13, 2016, Mr. Andrew J. Welch resigned as Executive Vice President and Chief Financial Officer, Treasurer and principal financial officer of Xenia Hotels & Resorts, Inc. (the “Company” or “Xenia”) and from all other officer, director, employee and other positions he holds with the Company or any subsidiary, division or affiliate of the Company. Mr. Welch’s resignation is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

In connection with Mr. Welch’s resignation, the Company, XHR Management, LLC (“XHR Management”), XHR LP and Mr. Welch entered into a Separation Agreement, dated as of March 13, 2016 (the “Separation Agreement”). Under the Separation Agreement, Mr. Welch will be entitled to the following compensation and benefits: (i) $1,627,000 payable over a period of 12 months following the effective date of Mr. Welch’s resignation (the “separation date”); (ii) continued health insurance coverage at the Company’s expense for up to eighteen months following the separation date; and (iii) all outstanding and unvested equity and equity-based awards held by Mr. Welch will be treated in accordance with the terms and conditions set forth in the applicable award agreement and equity compensation plan, provided that solely for purposes of such awards, Mr. Welch will be deemed to have incurred a termination of employment by the Company without “Cause” (as defined in the applicable award agreement) upon the separation date.

All such compensation and benefits are conditioned upon Mr. Welch executing and not revoking the general release of claims set forth in the Separation Agreement. The Separation Agreement further provides that the restrictive covenants set forth in Mr. Welch’s severance agreement with the Company and XHR Management will continue to apply following the separation date. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Appointment of Officer

(b) Immediately after the effectiveness of the resignation of Mr. Andrew J. Welch, on March 13, 2016, the Board of Directors of the Company appointed current Senior Vice President and Chief Accounting Officer, Joseph T. Johnson , as Senior Vice President, Chief Accounting Officer, Treasurer and principal financial officer of the Company.

Joseph T. Johnson, 41, is Xenia’s Senior Vice President and Chief Accounting Officer and has held his position since May 2015. In this role, Mr. Johnson has primary responsibility of overseeing accounting, SEC financial reporting and taxation. Previously, Mr. Johnson served as Chief Financial Officer of CNL Healthcare Properties, Inc. and CNL Lifestyle Properties, Inc., each of which are public non-listed REITs, from 2011 until April 2015. Prior to and during that time Mr. Johnson also held various other positions with these entities and their affiliates, including Senior Vice President, Treasurer and Chief Accounting Officer. Prior to this, Mr. Johnson served as Vice President of Financial Reporting for CNL Hotels & Resorts, Inc. a public non-listed lodging REIT. Mr. Johnson began his career in the audit practice of KPMG LLP. He is a graduate of the University of Central Florida and has a Masters in Accounting from the Kenneth G. Dixon School of Accounting at the University of Central Florida.

On March 14, 2016, the Company issued a press release announcing the resignation of Mr. Welch and the appointment of Mr. Johnson as Senior Vice President, Chief Accounting Officer, Treasurer and principal financial officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated as of March 13, 2016, by and between Andrew J. Welch, Xenia Hotels and Resorts, Inc,, XHR Management, LLC and XHR LP.

99.1	Press Release of Xenia Hotels and Resorts, Inc., dated March 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels and Resorts, Inc.

Date: March 14, 2016	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title	Vice President Corporate Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated as of March 13, 2016, by and between Andrew J. Welch, Xenia Hotels and Resorts, Inc., XHR Management, LLC and XHR LP.

99.1	Press Release of Xenia Hotels and Resorts, Inc., dated March 14, 2016.